                        EXHIBIT 99.1

Yext, Inc. Announces Third Quarter Fiscal 2023 Results

–Revenue of $99.3 Million, Consistent Year-over-Year or Up 4% on a Constant Currency Basis
–Net Loss Per Share of $0.10 or Non-GAAP Earnings Per Share of $0.02
–ARR of $390 Million, an Increase of 1% Year-over-Year or Up 4% on a Constant Currency Basis
–Customer Count Increased 6% Year-over-Year to Approximately 2,900
–Cash and Cash Equivalents of $162 Million
–Issues Guidance for Q4 Fiscal 2023

NEW YORK -- (BUSINESS WIRE) -- November 30, 2022 -- Yext, Inc. (NYSE: YEXT), the Answers Company, today announced its results for the three months ended October 31, 2022, or the Company's third quarter of fiscal 2023.
"I'm pleased with our results for the third quarter, which highlight our continued focus on execution and profitability," said Michael Walrath, CEO and Chair of the Board at Yext. "Our value proposition is resonating with customers across a wide variety of verticals, including financial services, healthcare, government, e-commerce and hospitality. While we continue to look for ways to further optimize our efficiency, we are now operating from a position of improved strength, and are confident in our ability to deliver responsible, sustainable growth."

Third Quarter Fiscal 2023 Highlights:
Revenue of $99.3 million, compared to $99.5 million reported in the third quarter fiscal 2022. Third quarter fiscal 2023 revenue included a negative impact of approximately $3.7 million from foreign currency exchange rates, using a constant currency basis.
Gross Profit of $73.6 million, a 1% decrease, compared to $74.3 million reported in the third quarter fiscal 2022. Gross margin of 74.2%, compared to 74.6% reported in the third quarter fiscal 2022.
Net Loss and Non-GAAP Net Income/Loss:
•Net loss of $12.3 million, compared to the net loss of $24.9 million in the third quarter fiscal 2022.
•Non-GAAP net income of $2.5 million, compared to the non-GAAP net loss of $5.5 million in the third quarter fiscal 2022.
Net Loss Per Share and Non-GAAP Net Income/Loss Per Share:
•Net loss per share attributable to common stockholders, basic and diluted, of $0.10 based on 123.5 million weighted average basic and diluted shares outstanding in the third quarter fiscal 2023, compared to net loss per share attributable to common stockholders, basic and diluted, of $0.19 based on 128.6 million weighted average basic and diluted shares outstanding in the third quarter fiscal 2022.
•Non-GAAP net income per share attributable to common stockholders, basic and diluted, of $0.02 based on 123.5 million weighted average basic shares outstanding and 124.1 million weighted average diluted shares outstanding, respectively, in the third quarter fiscal 2023. This compares to non-GAAP net loss per share attributable to common stockholders, basic and diluted, of $0.04 based on 128.6 million weighted average basic and diluted shares outstanding in the third quarter fiscal 2022.
Balance Sheet: Cash and cash equivalents of $162 million as of October 31, 2022. Unearned revenue of $153 million as of October 31, 2022, compared to $151 million as of October 31, 2021.
Remaining Performance Obligations ("RPO"): RPO of $365 million as of October 31, 2022. RPO expected to be recognized over the next 24 months of $313 million with the remaining balance expected to be recognized thereafter. RPO does not include amounts under contract subject to certain accounting exclusions.

Annual Recurring Revenue ("ARR"): ARR increased 1% year-over-year to $390 million as of October 31, 2022, compared to $387 million as of October 31, 2021. As of October 31, 2022, ARR included an approximate $12.4 million negative impact from foreign currency exchange rates, on a constant currency basis.
Cash Flow: Net cash used in operating activities was $10.8 million for the three months ended October 31, 2022, compared to net cash used in operating activities of $9.7 million for the three months ended October 31, 2021.
Share Repurchase Program: As of October 31, 2022, a total of 12,405,795 shares have been purchased for a total cost of $69.1 million since the commencement of the share repurchase program.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Recent Business Highlights:
•Appointed Tom Nielsen as Yext's Chief Revenue Officer to accelerate and scale global revenue growth.
•Launched Yext Search in AWS Marketplace to give AWS customers added flexibility to the software procurement process.
•Announced the availability of Yext's Fall '22 Release for early access, new features strengthen the Answers Platform and further develop the Company's best-in-class Listings product.
•Appointed Evan Skorpen as an independent director on Yext's Board of Directors.
•Announced the addition of new functionality that will allow restaurant brands to manage pickup and delivery options on their Google Business Profiles.
•Recognized as an overall winner in the Customer Service category and won the SaaS Customer Success Award at the 2022 APPEALIE SaaS awards.
•Recognized by KMWorld in its Trend-Setting Products of 2022 and AI 50 2022: The Companies Empowering Intelligent Knowledge Management.
•Recognized as one of the 2022 Best Workplaces in Technology™ by Great Place to Work® and Fortune Magazine, ranking #38 for large-sized businesses.

Financial Outlook:
Yext is also providing the following guidance for its fourth fiscal quarter ending January 31, 2023 and the fiscal year ending January 31, 2023.
•Fourth Quarter Fiscal 2023 Outlook:
◦Revenue is projected to be in the range of $100.0 million to $101.0 million. The fourth quarter revenue guidance does not assume any additional impact from foreign currency exchange rates.
◦Non-GAAP net income per share is projected to be $0.02 to $0.03, which assumes 123.2 million weighted-average basic shares outstanding.

•Full Year Fiscal 2023 Outlook:
◦Revenue is projected to be in the range of $399.0 million to $400.0 million. The full year revenue guidance includes an estimated negative impact of $8.7 million to reflect foreign currency exchange rate fluctuations since the Company's initial full year revenue guidance from March 2022.
◦Non-GAAP net loss per share is projected to be $0.05 to $0.04, which assumes 125.5 million weighted-average basic shares outstanding.

Conference Call Information
Yext will host a conference call today at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 3501413.
A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 8524472, until midnight (ET) December 7, 2022.

About Yext
Yext (NYSE: YEXT) helps organizations answer every question about their business. Yext’s Answers Platform collects and organizes content into a Knowledge Graph, then leverages a complementary set of products — including Listings, Pages, Reviews and Search — to deliver relevant, actionable answers wherever customers, employees, and partners look for information. For over 15 years, thousands of companies worldwide have trusted Yext to create seamless content-driven experiences at scale across search engines, websites, mobile apps, and hundreds of other digital touchpoints.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net income (loss) and shares outstanding for our fourth quarter and full year fiscal 2023 in the paragraphs under "Financial Outlook" above, statements regarding the impact of the COVID-19 pandemic on our business and results of operations and other statements regarding our expectations regarding the growth of our company, our market opportunity, product roadmap, sales efficiency efforts and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the impact of the COVID-19 pandemic and its variants on U.S. and global markets, our business, operations, financial results, cash flow, demand for our products, sales cycles, and customer acquisition and retention; our ability to renew and expand subscriptions with existing customers especially enterprise customers and attract new customers generally; our ability to successfully expand and compete in new geographies and industry verticals; our ability to expand and scale our sales force; our ability to expand our service and application provider network; our ability to develop new product and platform offerings to expand our market opportunity, including with Yext Answers; our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; weakened or changing global economic conditions; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, and non-GAAP net income (loss) as a percentage of revenue, which are referred to as non-GAAP financial measures.

These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin, and non-GAAP net income (loss) as a percentage of revenue are calculated by dividing the applicable non-GAAP financial measure by revenue. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.
We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative) as a percentage of revenue, non-GAAP operating margin and non-GAAP net income (loss) as a percentage of revenue, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
In addition, we present non-GAAP constant currency measures of revenue. Constant currency as it relates to revenue provides a framework for assessing Company performance which exclude the effect of foreign currency rate fluctuations. Current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average monthly exchange rates in effect during the comparative period, as opposed to the average monthly exchange rates in effect during the current period.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss/income (loss) and non-GAAP net income (loss) per share in conjunction with net loss and net loss per share.
Operating Metrics
This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.
Customer count is defined as the total number of customers with contracts executed as of the last day of the reporting period and a unique administrative account identifier on the Yext platform. Generally, we assign unique administrative accounts to each separate and distinct entity (such as a company or government institution) or a business unit of a large corporation, that has its own separate contract with us to access the Yext platform. We believe that customer count provides insight into our ability to grow our enterprise and mid-market customer base. As such, customer count excludes third-party reseller customers and small business customers as well as customers only receiving free trials.

Annual recurring revenue, or ARR, for Direct customers is defined as the annualized recurring amount of all contracts in our enterprise, mid-market and small business customer base as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. Contracts include portions of professional services contracts that are recurring in nature.
ARR for Third-party Reseller customers is defined as the annualized recurring amount of all contracts with Third-party Reseller customers as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription. The calculation includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
Total ARR is defined as the annualized recurring amount of all contracts executed as of the last day of the reporting period. The recurring amount of a contract is determined based upon the terms of a contract and is calculated by dividing the amount of a contract by the term of the contract and then annualizing such amount. The calculation assumes no subsequent changes to the existing subscription, and where relevant, includes the annualized contractual minimum commitment and excludes amounts related to overages above the contractual minimum commitment. Contracts include portions of professional services contracts that are recurring in nature.
ARR is independent of historical revenue, unearned revenue, remaining performance obligations or any other GAAP financial measure over any period. It should be considered in addition to, not as a substitute for, nor superior to or in isolation from, these measures and other measures prepared in accordance with GAAP. We believe ARR-based metrics provides insight into the performance of our recurring revenue business model while mitigating for fluctuations in billing and contract terms.
In addition, we present ARR on a constant currency basis. Constant currency as it relates to ARR provides a framework for assessing Company performance which exclude the effect of foreign currency rate fluctuations. Contracts included in the determination of ARR in the current period are converted into USD at the exchange rates in effect at the end of the comparative period, as opposed to the end of the period exchange rates in effect during the current period.

For Further Information Contact:
Investor Relations:
IR@yext.com

Public Relations:
PR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$162,268	$261,210
Accounts receivable, net of allowances of $995 and $2,042, respectively	68,027	101,607
Prepaid expenses and other current assets	14,887	13,538
Costs to obtain revenue contracts, current	30,368	33,998
Total current assets	275,550	410,353
Property and equipment, net	65,308	74,604
Operating lease right-of-use assets	86,617	97,124
Costs to obtain revenue contracts, non-current	20,619	27,286
Goodwill	4,235	4,572
Intangible assets, net	199	217
Other long term assets	3,578	6,179
Total assets	$456,106	$620,335
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$48,252	$48,432
Unearned revenue, current	153,267	223,427
Operating lease liabilities, current	17,847	18,845
Total current liabilities	219,366	290,704
Operating lease liabilities, non-current	102,613	113,776
Other long term liabilities	4,276	3,985
Total liabilities	326,255	408,465
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at October 31, 2022 and January 31, 2022; zero shares issued and outstanding at October 31, 2022 and January 31, 2022	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at October 31, 2022 and January 31, 2022; 141,658,521 and 137,662,320 shares issued at October 31, 2022 and January 31, 2022, respectively; 122,747,392 and 131,156,986 shares outstanding at October 31, 2022 and January 31, 2022, respectively	141	137
Additional paid-in capital	886,185	834,429
Accumulated other comprehensive loss	(6,751)	(187)
Accumulated deficit	(668,744)	(610,604)
Treasury stock, at cost	(80,980)	(11,905)
Total stockholders’ equity	129,851	211,870
Total liabilities and stockholders’ equity	$456,106	$620,335

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2022	2021	2022	2021
Revenue	$99,280	$99,529	$298,951	$289,645
Cost of revenue	25,663	25,255	77,473	73,724
Gross profit	73,617	74,274	221,478	215,921
Operating expenses:
Sales and marketing	49,360	58,548	164,244	172,292
Research and development	17,649	17,986	53,770	50,343
General and administrative	18,740	22,094	60,619	61,284
Total operating expenses	85,749	98,628	278,633	283,919
Loss from operations	(12,132)	(24,354)	(57,155)	(67,998)
Interest income	587	5	797	15
Interest expense	(211)	(113)	(483)	(403)
Other (expense) income, net	(156)	(191)	111	(1,018)
Loss from operations before income taxes	(11,912)	(24,653)	(56,730)	(69,404)
(Provision for) benefit from income taxes	(398)	(273)	(1,410)	(745)
Net loss	$(12,310)	$(24,926)	$(58,140)	$(70,149)

Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.19)	$(0.46)	$(0.55)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	123,500,961	128,570,237	126,239,773	126,967,336

Other comprehensive loss:
Foreign currency translation adjustment	$(1,127)	$(1,586)	$(6,548)	$(1,239)
Unrealized loss on marketable securities, net	(16)	—	(16)	—
Total comprehensive loss	$(13,453)	$(26,512)	$(64,704)	$(71,388)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended October 31,
	2022	2021
Operating activities:
Net loss	$(58,140)	$(70,149)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	13,098	12,490
Bad debt expense	381	826
Stock-based compensation expense	48,990	54,455
Amortization of operating lease right-of-use assets	6,684	6,934
Other, net	1,180	506
Changes in operating assets and liabilities:
Accounts receivable	30,296	34,317
Prepaid expenses and other current assets	(1,747)	965
Costs to obtain revenue contracts	8,173	(8,654)
Other long term assets	1,232	43
Accounts payable, accrued expenses and other current liabilities	3,910	3,841
Unearned revenue	(64,786)	(39,423)
Operating lease liabilities	(8,158)	(4,041)
Other long term liabilities	795	615
Net cash used in operating activities	(18,092)	(7,275)
Investing activities:
Capital expenditures	(5,400)	(12,333)
Net cash used in investing activities	(5,400)	(12,333)
Financing activities:
Proceeds from exercise of stock options	561	15,869
Repurchase of common stock	(68,695)	—
Payments for taxes related to net share settlement of stock-based compensation awards	(1,846)	—
Payments of deferred financing costs	(284)	(263)
Proceeds, net from employee stock purchase plan withholdings	1,947	4,059
Net cash (used in) provided by financing activities	(68,317)	19,665
Effect of exchange rate changes on cash and cash equivalents	(7,133)	(942)
Net decrease in cash and cash equivalents	(98,942)	(885)
Cash and cash equivalents at beginning of period	261,210	230,411
Cash and cash equivalents at end of period	$162,268	$229,526

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31, 2022
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$25,663	$(1,176)	$24,487
Sales and marketing	$49,360	$(5,432)	$43,928
Research and development	$17,649	$(3,946)	$13,703
General and administrative	$18,740	$(4,268)	$14,472

	Three months ended October 31, 2022
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	26%	(1)%	25%
Sales and marketing	50%	(6)%	44%
Research and development	17%	(3)%	14%
General and administrative	19%	(4)%	15%

	Three months ended October 31, 2021
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$25,255	$(1,840)	$23,415
Sales and marketing	$58,548	$(6,757)	$51,791
Research and development	$17,986	$(5,469)	$12,517
General and administrative	$22,094	$(5,389)	$16,705

	Three months ended October 31, 2021
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	25%	(2)%	24%
Sales and marketing	59%	(7)%	52%
Research and development	18%	(6)%	12%
General and administrative	22%	(5)%	17%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Nine months ended October 31, 2022
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$77,473	$(3,899)	$73,574
Sales and marketing	$164,244	$(17,957)	$146,287
Research and development	$53,770	$(12,668)	$41,102
General and administrative	$60,619	$(14,466)	$46,153

	Nine months ended October 31, 2022
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	26%	(1)%	25%
Sales and marketing	55%	(6)%	49%
Research and development	18%	(4)%	14%
General and administrative	20%	(5)%	15%

	Nine months ended October 31, 2021
Costs and expenses	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	$73,724	$(5,597)	$68,127
Sales and marketing	$172,292	$(19,635)	$152,657
Research and development	$50,343	$(15,285)	$35,058
General and administrative	$61,284	$(13,938)	$47,346

	Nine months ended October 31, 2021
Costs and expenses as a percentage of revenue	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost of revenue	26%	(2)%	24%
Sales and marketing	60%	(7)%	53%
Research and development	17%	(5)%	12%
General and administrative	21%	(5)%	16%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2022	2021	2022	2021
Gross profit
GAAP gross profit	$73,617	$74,274	$221,478	$215,921
Plus: Stock-based compensation expense	1,176	1,840	3,899	5,597
Non-GAAP gross profit	$74,793	$76,114	$225,377	$221,518

Gross margin
GAAP gross margin	74.2%	74.6%	74.1%	74.5%
Plus: Stock-based compensation expense	1.1%	1.9%	1.3%	2.0%
Non-GAAP gross margin	75.3%	76.5%	75.4%	76.5%

Operating expenses
GAAP operating expenses	$85,749	$98,628	$278,633	$283,919
Less: Stock-based compensation expense	(13,646)	(17,615)	(45,091)	(48,858)
Non-GAAP operating expenses	$72,103	$81,013	$233,542	$235,061

Operating expenses as a percentage of revenue
GAAP operating expenses as a percentage of revenue	86%	99%	93%	98%
Less: Stock-based compensation expense	(13)%	(18)%	(15)%	(17)%
Non-GAAP operating expenses as a percentage of revenue	73%	81%	78%	81%

Loss from operations
GAAP loss from operations	$(12,132)	$(24,354)	$(57,155)	$(67,998)
Plus: Stock-based compensation expense	14,822	19,455	48,990	54,455
Non-GAAP income (loss) from operations	$2,690	$(4,899)	$(8,165)	$(13,543)

Operating margin (Income/loss from operations as a percentage of revenue)
GAAP operating margin	(12)%	(24)%	(19)%	(24)%
Plus: Stock-based compensation expense	15%	19%	16%	19%
Non-GAAP operating margin	3%	(5)%	(3)%	(5)%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share data)
(Unaudited)

	Three months ended October 31,
	2022	2021
GAAP net loss	$(12,310)	$(24,926)
Plus: Stock-based compensation expense	14,822	19,455
Non-GAAP net income (loss)	$2,512	$(5,471)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.19)
Stock-based compensation expense per share	0.12	0.15
Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted (1)	$0.02	$(0.04)

Weighted-average number of shares used in computing GAAP net loss per share attributable to common stockholders, basic and diluted	123,500,961	128,570,237
Weighted-average number of shares used in computing non-GAAP net income (loss) per share attributable to common stockholders
Basic	123,500,961	128,570,237
Diluted	124,131,014	128,570,237
(1) - For the three months ended October 31, 2022, non-GAAP net income per share attributable to common stockholders was $0.02 on both a basic and diluted basis, as calculated based on 123,500,961 weighted-average basic shares outstanding and 124,131,014 weighted-average diluted shares outstanding.

	Three months ended October 31,
	2022	2021
GAAP net loss as a percentage of revenue	(12.4)%	(25.0)%
Plus: Stock-based compensation expense	14.9%	19.5%
Non-GAAP net income (loss) as a percentage of revenue	2.5%	(5.5)%

	Nine months ended October 31,
	2022	2021
GAAP net loss	$(58,140)	$(70,149)
Plus: Stock-based compensation expense	48,990	54,455
Non-GAAP net loss	$(9,150)	$(15,694)

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.46)	$(0.55)
Stock-based compensation expense per share	0.39	0.43
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.12)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	126,239,773	126,967,336

	Nine months ended October 31,
	2022	2021
GAAP net loss as a percentage of revenue	(19.4)%	(24.2)%
Plus: Stock-based compensation expense	16.3%	18.8%
Non-GAAP net loss as a percentage of revenue	(3.1)%	(5.4)%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three months ended October 31,
Constant Currency Revenue	2022	2021	Growth Rates
Revenue (GAAP)	$99,280	$99,529	—%
Effects of foreign currency rate fluctuations	3,738
Revenue on a constant currency basis (Non-GAAP)	$103,018		4%

	Nine months ended October 31,
	2022	2021	Growth Rates
Revenue (GAAP)	$298,951	$289,645	3%
Effects of foreign currency rate fluctuations	7,906
Revenue on a constant currency basis (Non-GAAP)	$306,857		6%

Note: Numbers rounded for presentation purposes and may not sum.

YEXT, INC.
Supplemental Information
(In thousands)
(Unaudited)

	October 31,		Variance
	2022	2021	Dollars	Percent
Annual Recurring Revenue
Direct Customers	$317,280	$308,197	$9,083	3%
Third-Party Reseller Customers	72,258	78,457	(6,199)	(8)%
Total Annual Recurring Revenue	$389,538	$386,654	$2,884	1%

	Oct. 31, 2022	Jul. 31, 2022	Apr. 30, 2022	Jan. 31, 2022	Oct. 31, 2021
Annual Recurring Revenue Trend
Direct Customers	$317,280	$312,129	$310,312	$312,132	$308,197
Third-Party Reseller Customers	72,258	74,857	76,671	78,353	78,457
Total Annual Recurring Revenue	$389,538	$386,986	$386,983	$390,485	$386,654

Note: Numbers rounded for presentation purposes and may not sum.